UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025
CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2381 NW Executive Center Drive, 4th Floor, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Celsius Holdings, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on May 29, 2025 (the “Original 8-K”). This Amendment is being filed solely to disclose, in accordance with SEC regulations, the Company’s decision in respect of the frequency of future non-binding, advisory stockholder votes regarding executive compensation. No changes have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, stockholders at the Company’s 2025 Annual Meeting of Stockholders held on May 28, 2025, voted, on a non-binding, advisory basis, in favor of holding future advisory votes regarding the compensation of the Company’s named executive officers every year. The Company’s Board of Directors has considered the outcome of such vote and decided that the Company will hold future non-binding, advisory votes regarding the compensation of the Company’s named executive officers every year until the Company’s Board of Directors otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required vote on the frequency of such votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: July 30, 2025	By:	/s/ Richard Mattessich
Richard Mattessich, Chief Legal Officer